UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 15, 2004

                        AMERICAN LEISURE HOLDINGS, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                 333-48312                   75-2877111
          -------                 ---------                   ----------
(State or other jurisdiction     (Commission                (IRS Employer
     of incorporation)            File Number)            Identification No.)


                Park 80 Plaza East, Saddle Brook, New Jersey  07663
              -----------------------------------------------------
              (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (201) 226-2060


                                      N/A
                                      ---
                        (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     During the period from November 16, 1004 to December 22, 2004, American Leisure Holdings, Inc. (the "Company") received an aggregate of $1.25 million of additional financing from Stanford Venture Capital Holdings, Inc. ("Stanford"). The additional financing is to be used exclusively for the working capital for Around The World Travel, Inc. ("ATWT") and Hickory Travel Systems, Inc. ("Hickory"). In connection with the additional financing, the Company, certain subsidiaries of the Company, and Stanford agreed to enter into various agreements which collectively will provide for the following: 1) an increase in the aggregate principal amount that may be borrowed under a $3 Million Credit Agreement from $3 million to $4.25 million; 2) an extension of the date by which the Company has to file a registration statement to March 31, 2005, with respect to the $3 Million Credit Agreement, a $1 Million Credit Agreement, a $6 Million Credit Agreement, and Warrants to purchase 500,000 shares of the Company's common stock; 3) an assignment by the Company to Stanford of the Company's security interest in the present and future accounts receivable of Hickory; 4) the removal of a provision from the $1 Million Credit Agreement and the $6 Million Credit Agreement requiring the Company and its co-borrowing subsidiary, Caribbean Leisure Marketing Ltd. ("CLM"), to maintain an employed workforce of ninety-six (96) people at the call center in Antigua (the "Antigua Call Center"); 5) an extension of the date by which the Company has to acquire the assets of ATWT to December 31, 2004; and 6) an extension of the date by which the Company's Board of Directors must consist of at least four (4) outside directors to March 31, 2005. On December 30, 2004, the Company entered into an Asset Purchase Agreement to acquire the assets of ATWT as disclosed in the Company's Form 8-K/A filed with the Commission on January 13, 2005.

     As of the date of this report, the closing documents regarding the additional $1.25 million financing have not been executed. Malcolm Wright, the Company's Chief Executive Officer, has issued a blanket guarantee for up to $6 million in favor of Stanford (the "Blanket Guarantee") which is secured by 845,000 shares of the Company's common stock issued to Mr. Wright. Stanford has provided the Company with the additional $1.25 million financing under the Blanket Guarantee until the closing documents regarding the transaction are executed. The filing of this Form 8-K was delayed due to the Company's anticipation of closing the transaction. The Company expects that the closing will occur in January 2005.

     The Company agreed to enter into an additional $1.25 Million Promissory Note (the "$1.25 Million Note") that matures on September 30, 2005, and accrues interest at a rate of 8% per annum. As an inducement for Stanford to enter into the $1.25 Million Note, the Company agreed to assign to Stanford its interest in the present and future accounts receivable of Hickory. The amount owed under the $1.25 Million Note may be converted into common stock of the Company at anytime before it is repaid at the rate of one (1) share per $10.00 of the converted loan balance.

     The Company is obligated to repay, immediately, without notice or demand, the amount by which the aggregate outstanding principal amount of the $1.25 Million Note together with accrued and unpaid interest exceeds a borrowing base which is generally calculated as the lesser of $1,250,000, and 50% of the dollar amount of Eligible Accounts minus such reserves as Stanford may establish from time to time in its discretion (the "Borrowing Base"). The term "Eligible Accounts" generally means those accounts arising from the sale of inventory or the performance of services in the ordinary course of business of Hickory and ATWT, subject to set off for certain accounts including, but not limited to , past due accounts, accounts of affiliates, accounts with respect to which payment is conditional, accounts that generate income from foreign sources, and pre-billed accounts.

     The Company agreed to change the exercise price from $5.00 to $0.001 per share on warrants held by Stanford (and certain affiliates of Stanford) to purchase an aggregate of 100,000 shares of the Company's common stock. Stanford (and Stanford's affiliates) originally received warrants to purchase 500,000 shares of the Company's common stock at $5.00 per share as part of the consideration for the $3 Million Credit Agreement and the $1 Million Credit Agreement. The exercise price of the warrants to purchase the remaining 400,000 shares of the Company's common stock will remain $5.00 per share.

     On December 1, 2004, the Company agreed to amend the $1 Million Credit Agreement which matures on April 22, 2007, to increase the aggregate principal amount to $1,355,000. Interest will continue to be calculated at a rate of 8% per annum computed on the basis of a year of 360 days and actual days elapsed. The interest is payable quarterly in arrears through December 31, 2004, one lump sum payment on April 3, 2006 for the period beginning on January 1, 2005 and ending on March 31, 2006, and quarterly in arrears after April 1, 2006. The payment of the principal amount of $1,355,000 with interest will be secured by a stock pledge, pursuant to which Castlechart Limited, a United Kingdom private limited company ("CC"), will pledge to Stanford all of the issued and outstanding stock of CLM.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     During the period from November 16, 1004 to December 22, 2004, the Company received an aggregate of $1.25 million of additional financing from Stanford. In exchange for the additional financing, the Company agreed to enter into the $1.25 Million Note that matures on September 30, 2005, and accrues interest at a rate of 8% per annum, which interest is payable quarterly in arrears. The $1.25 Million Note is in addition to the $3 Million Credit Agreement previously entered into between the Company and Stanford in June 2004. The Company is obligated to repay, immediately, without notice or demand, the amount by which the aggregate outstanding principal amount of the $1.25 Million Note together with accrued and unpaid interest exceeds the Borrowing Base.

     Stanford may declare the entire unpaid principal together with accrued and unpaid interest immediately due and payable upon Stanford's demand if the Company defaults on payment of principal or interest on the $1.25 Million Note; otherwise defaults in any material respect in the observance or performance of any non-monetary representation, warranty, covenant or agreement in the $1.25 Million Note and does not cure such default within thirty (30) days; or defaults on the $3 Million Credit Agreement (or any loan documents associated therewith), the $1 Million Credit Agreement, or the $6 Million Credit Agreement.

     As an inducement for Stanford to enter into the $1.25 Million Note, the Company agreed to assign to Stanford the Company's interest in the present and future accounts receivable of Hickory. The amount owed under the $1.25 Million Note may be converted into common stock of the Company at anytime before it is repaid at the rate of one (1) share per $10.00 of converted loan balance.

     On December 1, 2004, the Company agreed to amend the $1 Million Credit Agreement which matures on April 22, 2007, to increase the aggregate principal amount to $1,355,000. Interest will continue to be calculated at a rate of 8% per annum computed on the basis of a year of 360 days and actual days elapsed. The interest is payable quarterly in arrears through December 31, 2004, one lump sum payment on April 3, 2006 for the period beginning on January 1, 2005 and ending on March 31, 2006, and quarterly in arrears after April 1, 2006. The payment of the principal amount of $1,355,000 with interest will be secured by a stock pledge, pursuant to which CC will pledge to Stanford all of the issued and outstanding stock of CLM.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

     The Company will file conformed executed copies of the material definitive agreements related to the additional $1.25 million financing as exhibits to a subsequent filing with the Commission.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Leisure Holdings, Inc.

January 13, 2005

/s/ Malcolm J. Wright
---------------------
Malcolm J. Wright
Chief Executive Officer

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